UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2020
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado	80021
(Address of Principal Executive Offices)		(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2020, Vail Holdings, Inc. a Delaware corporation (“VHI”) and a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”), certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent (the “Agent”), and certain Lenders entered into a Third Amendment (the “Third Amendment”) to the Eighth Amended and Restated Credit Agreement, dated as of August 15, 2018 (as so amended, and as previously amended, the “Credit Agreement”).

Pursuant to the Third Amendment, among other terms, VHI will be exempt from complying with the Credit Agreement’s maximum leverage ratio and minimum interest coverage ratio financial maintenance covenants for each of the fiscal quarters ending July 31, 2020 through January 31, 2022 (unless VHI makes a one-time irrevocable election to terminate such exemption period prior to such date) (such period, the “Financial Covenants Temporary Waiver Period”), after which VHI will again be required to comply with such covenants starting with the fiscal quarter ending April 30, 2022 (or such earlier fiscal quarter as elected by VHI). After the Financial Covenants Temporary Waiver Period, (x) the maximum leverage ratio permitted under the maximum leverage ratio financial maintenance covenant will be (A) 6.25 to 1.00 for the first full fiscal quarter ending after the expiration of the Financial Covenants Temporary Waiver Period, (B) 5.75 to 1.00 for the second full fiscal quarter ending after the expiration of the Financial Covenants Temporary Waiver Period, (C) 5.25 to 1.00 for the third full fiscal quarter ending after the expiration of the Financial Covenants Temporary Waiver Period, and (D) 5.00 to 1.00 for the fourth full fiscal quarter ending after the expiration of the Financial Covenants Temporary Waiver Period and for each fiscal quarter thereafter and (y) the minimum interest coverage ratio permitted under the minimum interest coverage ratio financial maintenance covenant will be 2.00 to 1.00.

In addition, VHI will be required to comply with a monthly minimum liquidity test (defined as unrestricted cash and temporary cash investments of VRI and its restricted subsidiaries and available commitments under VHI’s revolving credit facility) of not less than $150 million, during the period beginning July 31, 2020 and ending on the date VHI delivers a compliance certificate for the Company and its subsidiaries’ first fiscal quarter following the end of the Financial Covenants Temporary Waiver Period (such period, the “Temporary Waiver Period”).

The Company will also be prohibited, during the Temporary Waiver Period, from paying any dividends or making share repurchases, unless (x) no default or potential default exists under the Credit Agreement and (y) the Company has liquidity of at least $400 million, and the aggregate amount of dividends paid and share repurchases made by the Company during the Temporary Waiver Period may not exceed $38.2 million in any fiscal quarter. The Company will also be prohibited, during the Temporary Waiver Period, from making capital expenditures in excess of $200.0 million per 12-month period ending January 31, other than non-recurring extraordinary capital expenditures incurred in connection with emergency repairs, life safety repairs or ordinary course maintenance repairs. In addition, the Company will be prohibited, during the Temporary Waiver Period, from incurring any indebtedness secured by the collateral under the Credit Agreement other than pursuant to the existing revolving commitments under the Credit Agreement. The Company will also be prohibited, during the Temporary Waiver Period, from (x) making non-ordinary course investments in unrestricted subsidiaries unless the Company has liquidity of at least $300.0 million and (y) making investments in non-subsidiaries in excess of $50.0 million in the aggregate. In addition, the Company will be prohibited, during the Temporary Waiver Period, from acquiring all or a majority of the capital stock or all or any substantial portion of the assets of any entity or merging or consolidating with another entity.

In addition, pursuant to the Third Amendment, the amount by which we are able to increase availability (under the revolver or in the form of term loans) will be increased to an aggregate principal amount not to exceed the greater of (i) $2.25 billion and (ii) the product of 3.25 and the trailing four-quarter Adjusted EBITDA (as defined in the Credit Agreement).

The description above is a summary of the Third Amendment and is qualified in its entirety by the complete text of the Third Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information contained in Exhibit 99.1, which information is incorporated by reference herein. The information contained in Exhibit 99.1 is excerpted from a preliminary offering memorandum that is being disseminated in connection with the Company’s private offering of $500.0 million in aggregate principal amount of senior notes due 2025 (the “Senior Notes”).

This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any of the Senior Notes, nor shall there be any sales of the Senior Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Certain statements discussed in this report, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the ultimate duration of COVID-19 and its short-term and long-term impacts on consumer behaviors, the economy generally and our business and results of operations; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases (such as the current outbreak of COVID-19), and the cost and availability of travel options and changing consumer preferences; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; risks related to cyber-attacks; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; risks related to our workforce, including increased labor costs; loss of key personnel and our ability to hire and retain a sufficient seasonal workforce; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Falls Creek, Hotham, Peak Resorts or future acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities as well as risks associated with uncertainty of the impact of tax reform legislation in the United States; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2019, which was filed on September 26, 2019.  All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this report are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.  There can be no assurance that the proposed Senior Notes offering will be completed as anticipated or at all.

Item 8.01. Other Events.

On April 29, 2020, the Company announced that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $500.0 million in aggregate principal amount of Senior Notes. The Company also announced it intends to use the proceeds from the Senior Notes offering for general corporate purposes and to pay the fees and expenses associated with the offering.

This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any of the Senior Notes, nor shall there be any sales of the Senior Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the press release issued in connection therewith is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Excerpts from Preliminary Offering Memorandum.
99.2	Press Release, dated April 29, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: April 29, 2020	By:	/s/ Michael Z. Barkin
Michael Z. Barkin
Executive Vice President and Chief Financial Officer